                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [x] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              CENTEX CORPORATION
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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
                                                                PRELIMINARY COPY


                               CENTEX CORPORATION
                               2728 NORTH HARWOOD
                              DALLAS, TEXAS 75201

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 14, 1998

To the Stockholders:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Centex Corporation, a Nevada corporation ("Centex"), will be held at Centex's corporate offices at 2728 North Harwood in the City of Dallas, Texas, on Wednesday, January 14, 1998, at 10:00 A.M. (C.S.T.) for the following purposes:

    1. To approve an amendment to Centex's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on December 11, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to promptly sign, date and mail the accompanying form of Centex proxy, so that your Centex shares may be represented and voted at the meeting. Your Centex proxy will be returned to you if you should attend the meeting and request such return.

                                         By Order of the Board of Directors


                                                 RAYMOND G. SMERGE
                                       Executive Vice President, Chief Legal
                                               Officer and Secretary

Dallas, Texas
December ___, 1997

                               CENTEX CORPORATION

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 14, 1998

                                  INTRODUCTION

    The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Corporation, a Nevada corporation ("Centex"), for use at the Special Meeting of Stockholders of Centex to be held on January 14, 1998, and at any adjournment thereof. The mailing address of the executive offices of Centex is 2728 North Harwood, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about December _____, 1997.

PURPOSES OF THE MEETING

    At the meeting, action will be taken upon the following matters:

        (1) Approval of an amendment to Centex's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.

        (2) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of Centex does not know of any matters that may be acted upon at the meeting other than the matter set forth in item (1) above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF CENTEX RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO CENTEX'S RESTATED ARTICLES OF INCORPORATION.


                             RECORD DATE AND VOTING

    The record date for the determination of stockholders entitled to notice of and to vote at the meeting is the close of business on December 11, 1997. At the close of business as of the record date, the issued and outstanding capital stock of Centex entitled to vote at the meeting consisted of [29,685,559] shares of Centex Common Stock.

    The holders of Centex Common Stock will be entitled to one vote per share upon the approval of the amendment to Centex's Restated Articles of Incorporation, and each other matter that may be properly brought before the meeting or any adjournment thereof. Neither the Restated Articles of Incorporation nor the By-laws of Centex provide for cumulative voting rights. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Centex Common Stock is necessary to constitute a quorum; abstentions and, by definition, broker non-votes will be counted as present for purposes of establishing a quorum.

    Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for approval of the amendment to Centex's Restated Articles of Incorporation. The Board of Directors does not intend to present, and has no information that others will present, any business at the special meeting other than as set forth in the attached Notice of Special Meeting of Stockholders of Centex. However, if other matters requiring the vote of stockholders come before the meeting, it is the intention of the persons named in the accompanying form of Centex proxy to vote the proxies held by them in accordance with their best judgment in such matters.
Any stockholder of Centex has the unconditional right to revoke his Centex proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to Centex addressed to Raymond G. Smerge, Secretary, Centex Corporation, 2728 North Harwood, Dallas, Texas 75201; however, no such revocation shall be effective until received by Centex at or prior to the meeting.

    The cost of solicitation of proxies for the meeting will be borne by Centex. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson & Company Inc., which will receive a fee of approximately $8,500 plus out-of-pocket expenses. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

    The following table sets forth information as of [November 17, 1997] with respect to the beneficial ownership of shares of Centex Common Stock by each director, Centex's chief executive officer and each of the four other most highly compensated executive officers of Centex, individually itemized, and by all directors and executive officers of Centex as a group (12 persons). Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.

                                                                                  CENTEX COMMON STOCK (1)
                                                                            -----------------------------

                                                                                NUMBER OF        PERCENT
                 NAME                                                             SHARES         OF CLASS
                 ----                                                         -------------      --------
  Alan B. Coleman . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39,370            *

  Dan W. Cook III . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,370            *

  Juan L. Elek  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10,704            *

  Timothy R. Eller  . . . . . . . . . . . . . . . . . . . . . . . . . . .         69,660            *

  William J Gillilan III  . . . . . . . . . . . . . . . . . . . . . . . .             52            *

  Laurence E. Hirsch  . . . . . . . . . . . . . . . . . . . . . . . . . .        519,354          1.75%

  Clint W. Murchison, III . . . . . . . . . . . . . . . . . . . . . . . .         67,275            *

  Charles H. Pistor . . . . . . . . . . . . . . . . . . . . . . . . . . .         23,467            *

  David W. Quinn  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        177,848            *

  Paul R. Seegers . . . . . . . . . . . . . . . . . . . . . . . . . . . .        284,721           1.0%

  Raymond G. Smerge . . . . . . . . . . . . . . . . . . . . . . . . . . .         16,109            *

  Paul T. Stoffel . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,772            *

  All directors and executive officers
    of Centex as a group (12 persons) . . . . . . . . . . . . . . . . . .      1,321,702          4.45%


------------------------
*  less than 1%

         (1) Shares covered by stock options that are outstanding under the Centex Corporation Stock Option Plan and the 1987 Plan and exercisable on November 17, 1997 or within 60 days thereafter are included as "beneficially owned" pursuant to the rules and regulations of the Securities and Exchange Commission.
                 Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Coleman -- 32,370 shares; Mr. Cook -- 12,370 shares; Mr. Elek -- 10,704 shares; Mr. Eller -- 67,460 shares; Mr. Hirsch -- 141,330 shares; Mr. Murchison -- 32,370 shares; Mr. Pistor --12,370 shares; Mr. Quinn -- 176,590 shares; Mr. Seegers -- 2,370 shares; Mr. Smerge -- 15,110 shares; Mr. Stoffel -- 22,370 shares; and all directors and executive officers of Centex as a group (12 persons) -- 525,414 shares. Total shown for Mr. Hirsch includes 200,000 shares covered by a conversion right pursuant to the terms of a Centex subordinated debenture (see "Certain Transactions"). In addition, this table includes approximately 2,200, 1,774, 1,258 and 699 shares of Centex Common Stock which may be beneficially owned as of November 17, 1997 by Messrs. Eller, Hirsch, Quinn and Smerge, respectively, and approximately 5,931 shares of Centex Common Stock which may be beneficially owned as of November 17, 1997 by all directors and executive officers of Centex as a group (12 persons), pursuant to the Centex Common Stock Fund under the Profit Sharing and Retirement Plan of Centex Corporation, a defined contribution plan.

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of the record date with respect to the holders of shares of Centex Common Stock who are known to Centex to be beneficial owners of more than five percent of such shares outstanding.

                                                                                   CENTEX
                                                                                COMMON STOCK
                                                   ----------------------------------------------------------------------

NAME AND ADDRESS
OF BENEFICIAL HOLDER                                        NUMBER OF SHARES                     PERCENT OF CLASS
--------------------                                        ----------------                     ----------------
Barclays Global Investors, NA
     and Barclays Global Fund Advisor(1)  . . . . . . .         [1,693,370]                          [5.7]%
45 Fremont Street
San Francisco, California 94105

Sanford C. Bernstein & Co., Inc.(2) . . . . . . . . . .         [2,641,957]                          [8.9]%
767 Fifth Avenue
New York, New York 10153

FMR Corp.(3)  . . . . . . . . . . . . . . . . . . . . .         [3,802,072]                         [12.8]%
82 Devonshire Street
Boston, Massachusetts 02109

The Prudential Insurance Company  . . . . . . . . . . .         [1,641,220]                          [5.5]%
     of America(4)
Prudential Plaza
Newark, New Jersey 07102-3777

--------------------

         (1) Based solely upon information contained in the Schedule 13G of Barclay's Global Investors, NA ("BGI"), reporting the ownership of 1,584,882 shares of Centex Common Stock, and Barclays Global Fund Advisors ("BGFA"), reporting the ownership of 108,488 shares of Centex Common Stock filed with the Securities Exchange Commission (the "SEC") on February 14, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "Barclays 13G"). According to the Barclays 13G, such number includes 1,473,715 shares over which BGI had sole voting power, 1,584,882 shares over which BGI had sole dispositive power and 108,488 shares over which BGFA had sole voting and dispositive power.

         (2) Based solely upon information contained in the Schedule 13G of Sanford C. Bernstein & Co., Inc. ("Bernstein") filed with the SEC on January 30, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "Bernstein 13G").
                 According to the Bernstein 13G, such number includes 1,417,121 shares over which Bernstein had the sole power to direct the vote, 292,208 shares over which Bernstein had shared voting power and 2,641,957 shares over which Bernstein had sole dispositive power.

         (3) Based solely upon information contained in the Schedule 13G/A (Amendment No. 10) of FMR Corp. filed with the SEC on February 10, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "FMR 13G"). According to the FMR 13G, such number includes 16,784 shares over which FMR Corp. had the sole power to vote or direct the vote and 3,802,072 shares over which FMR Corp. had sole dispositive power. The ownership interest of one investment company, Fidelity Magellan Fund, amounted to 1,487,700 shares of Centex Common Stock (5.0% of the Centex Common Stock outstanding).

         (4) Based solely upon information contained in the Schedule 13G/A (Amendment No. 2) of the Prudential Insurance Company of America ("Prudential") filed with the SEC on February 6, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "Prudential 13G"). According to the Prudential 13G, such number includes 231,400 shares over which Prudential had sole voting or dispositive power, 1,391,320 shares over which Prudential had shared voting power and 1,409,820 shares over which Prudential had shared dispositive power.

ITEM 1.  AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

GENERAL

    Centex's Restated Articles of Incorporation currently authorize the issuance of up to 50 million shares of Common Stock and up to 5 million shares of Preferred Stock. Of such authorized shares, at the record date
[29,685,559] shares of Common Stock were issued and outstanding and [2,750,054] shares of Common Stock were reserved for issuance under Centex's stock option plans.

    Of the 50 million authorized shares of Common Stock, an aggregate of only [17,564,387] shares of Common Stock are currently available for other purposes. The Board of Directors believes that the remaining available shares of Common Stock will be inadequate for Centex's future needs and that it is in the best interests of Centex and its stockholders to have a greater number of authorized and unissued shares available to provide flexibility to Centex in structuring its capitalization, in financing future acquisitions and internal growth, and in accommodating the other needs of Centex for available Common Stock.

    The Board of Directors has approved and recommends to the stockholders approval of a proposed amendment to Centex's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million to 100 million. If the stockholders approve this proposal, the first paragraph of Article Fourth of Centex's Restated Articles of Incorporation will be amended to read it its entirety as follows:

               "Fourth: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Five Million (105,000,000). All such shares are to have a par value and are classified as
    (i) Five Million (5,000,000) shares of Preferred Stock (the "Preferred Stock"), each share of such stock having such par value as the Board of Directors of the Corporation may from time to time designate in the resolutions providing for the issuance thereof, as hereinafter provided, and
    (ii) One Hundred Million (100,000,000) shares of Common Stock (the "Common Stock"), each share of such stock having a par value of $.25."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

    The purpose of the proposed increase in the number of authorized shares of Common Stock is to ensure that additional shares of Common Stock will be available, if and when needed, for issuance by Centex from time to time for any proper purpose approved by the Board of Directors (including, without limitation, issuances to raise capital or effect acquisitions, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or other corporate distributions, stock splits and for other bona fide corporate purposes). Although there are no present commitments for the issuance of additional shares of Common Stock (other than the shares previously reserved for issuance as described above), the Board of Directors believes that the availability of the additional authorized shares of Common Stock for issuance upon approval of the Board of Directors for a proper purpose, without the necessity for, or the delay inherent in, a meeting of the stockholders (except as may be required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the New York Stock Exchange or such other stock exchange on which Centex's securities may then be listed), will be beneficial to Centex and its stockholders by providing Centex with the flexibility required to promptly consider and respond to future business opportunities and needs as they arise.

    One purpose in submitting the proposed amendment to the stockholders at this time is to provide Centex with the flexibility to adjust the number of shares of Common Stock outstanding in order to promote a broad market for such stock. Management's continuing efforts to improve the financial condition and results of operations of Centex have been successful and have been reflected in an increased price of the Common Stock. As a result, the Board of Directors may consider effecting a split of Centex's Common Stock which would result in a market price believed to be more attractive to a broader spectrum of investors, particularly individual investors. The determination to effect a stock split is necessarily based upon numerous factors including, but not limited to, the number of shares of Common Stock of Centex authorized for issuance, fluctuations in the stock market, the prevailing conditions of the overall economy and the market price of the Common Stock. Therefore, it is possible that no decision to split the stock will be made. However, should the Board of Directors conclude to split the Common Stock, stockholder approval of an amendment to increase the number of authorized shares of Common Stock would be necessary to enable Centex to effectuate such a split. By obtaining stockholder approval now, the Board of Directors will avoid the delay which would be required for obtaining such approval. Conversely, delaying the proposal to increase the authorized Common Stock until the next regularly-scheduled Annual Meeting of Centex stockholders in July, 1998 would necessarily eliminate the Board of Directors' ability to effect a stock split prior to that date. A stock split would not require further stockholder approval. The Board of Directors has delegated to its Executive Committee (consisting of Messrs. Hirsch, Quinn, Gillilan and Seegers) authority to make decisions regarding consideration and approval of a stock split.

    If the proposed amendment is approved by the stockholders, the Board of Directors does not presently intend to seek further stockholder approval with respect to any particular issuance of shares, unless required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the New York Stock Exchange or such other stock exchange on which Centex's securities may then be listed.

    Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future and, therefore, future issuances of Common Stock, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of the existing stockholders.

    The proposed increase in the authorized number of shares of Common Stock could have an anti-takeover effect, although that is not its purpose. For example, if Centex were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to Centex could discourage unsolicited takeover attempts, thereby limiting the opportunity for Centex's stockholders to realize a higher price for their shares than might otherwise be available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of Centex, and this proposal is not being presented for the purpose of creating an anti-takeover device.

    Centex has no present commitments for the issuance or use of the additional shares proposed to be authorized by the amendment.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

    The Board of Directors unanimously recommends a vote FOR the following resolution which will be presented at the meeting:

         "RESOLVED, that the amendment to the Restated Articles of Incorporation of Centex be, and it hereby is, ratified, confirmed and approved."

    The affirmative vote of the holders of record of a majority of the outstanding shares of Centex Common Stock present in person or by proxy and entitled to vote thereon at the Special Meeting is required to approve the amendment. Accordingly, abstentions will have the same effect as a vote against the amendment.

                             STOCKHOLDER PROPOSALS

    Centex's 1998 annual meeting of stockholders is scheduled to be held on July 23, 1998. In order to be considered for inclusion in Centex's proxy material for that meeting, stockholder proposals must be received at Centex's executive offices, addressed to the attention of the Secretary, not later than February 27, 1998.


                                        By Order of the Board of Directors



                                                  RAYMOND G. SMERGE
                                        Executive Vice President, Chief Legal
                                                Officer and Secretary
Dallas, Texas
December ___, 1997

                               CENTEX CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                SPECIAL MEETING OF STOCKHOLDERS-JANUARY 14, 1998

The undersigned hereby appoints William J. Gillilan III and Laurence E. Hirsch (acting unanimously or if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Special Meeting of Stockholders of Centex Corporation ("Centex") to be held January 14, 1998, or any adjournment thereof, all shares of Common Stock of Centex registered in the name of the undersigned at the close of business on December 11, 1997.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

    By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Meeting and Proxy Statement dated December ___, 1997

     READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING, YOU MUST MARK AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU          CENTEX CORPORATION           PLEASE MARK   [X]
 VOTE FOR THE AMENDMENT TO THE RESTATED                                           YOUR VOTE AS
 ARTICLES OF INCORPORATION IN ITEM 1.                                             INDICATED IN
                                                                                  THIS EXAMPLE


 1. Approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.

        FOR      AGAINST      ABSTAIN

        [ ]        [ ]          [ ]

 2. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.


                                            THIS PROXY MAY BE REVOKED AT ANY
                                            TIME BEFORE IT IS VOTED AT THE
                                            SPECIAL MEETING.

                                            UNLESS OTHERWISE SPECIFIED, THIS
                                            PROXY WILL BE VOTED FOR ITEM 1 AND,
                                            IN THE DISCRETION OF THE NAMED
                                            PROXIES, UPON SUCH OTHER BUSINESS AS
                                            MAY PROPERLY BE BROUGHT BEFORE THE
                                            MEETING OR ANY ADJOURNMENT THEREOF.
                                            By executing this proxy, the
                                            undersigned hereby revokes prior
                                            proxies relating to the meeting.

                                            Dated: ______________________, 1997


                                            ------------------------------------
                                                           Signature

                                            ------------------------------------
                                                           Signature

TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING, YOU MUST MARK AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.